Exhibit (c)(10)

PRIVATE AND CONFIDENTIAL JUNE 27, 2013

Project Care

Discussion Materials

PRIVATE AND CONFIDENTIAL

This presentation has been prepared for the Special Committee (the “Special Committee”) of the Board of Directors (the “Board of Directors”) and the Board of Directors of a company code named Care (the “Company”) by Peter J. Solomon Company, L.P. (“PJSC”) from materials and information supplied (whether orally or in writing) by or on behalf of the Company and from publicly available information. We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed only in conjunction with, the oral briefing provided by PJSC.

This presentation includes certain statements, estimates and projections provided by the Company with respect to anticipated future performance of the Company. We have assumed such statements, estimates and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. PJSC has not attempted to verify any such statements, estimates and projections, and as such PJSC makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation.

Except where otherwise indicated, this analysis speaks only as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. Actual results may vary from the estimates and projections contained herein and such variations may be material.

THIS PRESENTATION HAS BEEN DELIVERED FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS IN ITS CAPACITY AS SUCH. IT IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT BE USED OR RELIED UPON, BY ANY OTHER PERSON.

THIS PRESENTATION IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF PJSC, BE COPIED OR MADE AVAILABLE TO ANY PERSON OTHER THAN THE SPECIAL COMMITTEE OR THE BOARD OF DIRECTORS PRIOR TO SUCH TIME, IF ANY, AS IT MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

PJSC SHALL NOT HAVE LIABILITY, WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE, TO ANY PERSON IN CONNECTION WITH THIS PRESENTATION.

1

PRIVATE AND CONFIDENTIAL

Table of Contents

Section

I Summary Transaction Overview 3 II Summary Financial Performance 6 III Summary Stock Price Performance 18 IV Summary Valuation Analysis 23

Appendix

A Supplemental Information 38

2

PRIVATE AND CONFIDENTIAL

Summary Transaction Overview

3

PRIVATE AND CONFIDENTIAL

Summary Transaction Overview

- The Weiss Family has proposed for discussion to acquire the remaining shares of Care that it does not own for $19.00 per share (the "Potential Weiss Family Proposal for Discussion"); the Weiss Family's initial offer price was $17.18 (the "Initial Offer") on 9/25/12; the offer price was revised to $17.50 per share (the "1/17/13 Offer") on 1/17/13 and further revised to $18.20 per share on 3/28/13 (the "Merger Consideration Under Original Merger Agreement" or the "3/28/13 Offer"). On March 29, 2013 the Weiss Family entered into a merger agreement with Care to acquire the remaining shares of Care at $18.20 per share
- The Weiss Family has stated that it has no intention to sell any of its interest in the Company, for which it has discretion, or vote in favor of any alternative sale, merger or similar transaction involving the Company

(Amounts in Millions, Except Per Share Data)

	Price	Date	3/28/13 Offer Cash Purchase Price Per Share $18.20		3/28/13 Offer Cash Purchase Price Per Share $18.20	Potential Weiss Family Proposal For Discussion $19.00
Premium / Discount to:						
Stock Price Prior to 3/28/13 Offer:	$16.10	(03/28/13)	13.0%		13.0%	18.0%
Unaffected Share Price Prior to Initial Offer [(a)]:	14.34	(09/25/12)	26.9%		26.9%	32.5%
30 Calendar Days Prior to Initial Offer:	14.25	(08/27/12)	27.7%		27.7%	33.3%
52-Week Low Prior to Initial Offer:	12.50	(01/04/12)	45.6%		45.6%	52.0%
52-Week High Prior to Initial Offer:	19.50	(09/27/11)	(6.7%)		(6.7%)	(2.6%)
Diluted Share Count [(b)]		As of 3/28/13	34.2	As of 5/31/13	34.2	34.3
Implied Equity Value			$622.1		$623.0	$650.8
Plus: Debt [(c)]			286.4		260.3	260.3
Less: Cash [(c)]			(86.1)		(64.0)	(64.0)
Equals: Net Debt			200.3		196.3	196.3
Implied Enterprise Value			$822.4		$819.3	$847.0

Implied Enterprise Value as a Multiple of:		As of 3/28/13		As of 6/26/13	% Δ from 3/28/13		
Adjusted EBITDA	FY13A [(d)]	$201.0	4.1 x	$212.3	5.6%	3.9 x	4.0 x
	LTM (5/31/13) [(e)]	NA	NA	216.9	NA	3.8	3.9
	FY14E [(f)]	208.5	3.9	221.5	6.3%	3.7	3.8

- *Potential Weiss Family Proposal for Discussion represents 4% increase per share, 5% increase in equity value and 3% increase in enterprise value*

(a) Represents closing price as of 9/25/12, unaffected for announcement of offer of $17.18 per share, which was made after the market close.
(b) Assumes diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable as of 5/31/13 per Management guidance.
(c) Source: Debt and cash balances as of 3/28/13 from Company's Form 10-K for the period ended 2/28/13 and balances as of 5/31/13 are for FY2014 Q1 (5/31/13), per Management on 6/25/13.
(d) Source: FY2013 EBITDA as of 3/28/13 per Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. FY2013 EBITDA as of 6/26/13 is from Company's Form 10-K for the period ended 2/28/13 with certain adjustments based on Management guidance.
(e) Source: LTM EBITDA as of 6/26/13 is for period ended FY2014 Q1 (5/31/13) per Management on 6/25/13 with certain adjustments based on Management guidance, including normalizing to represent 365-day period.
(f) Source: FY2014E EBITDA as of 3/28/13 per Management Treasury Model dated 11/30/12. FY2014E EBITDA as of 6/26/13 is per Updated Management Treasury Model dated 6/26/13, with certain adjustments based on Management guidance.

PETER J SOLOMON COMPANY 4

PRIVATE AND CONFIDENTIAL

Summary of Selected Transaction Terms

Potential Weiss Family Proposal for Discussion to Amend Merger Agreement

Form of Transaction • Merger of Merger Sub, a direct wholly owned subsidiary of Parent, with and into Care with Care surviving the Merger as a Structure & wholly owned subsidiary of Parent Consideration • Potential Weiss Family Proposal for Discussion $19.00 per share in cash

Weiss Family Rollover • Certain Weiss Family shareholders will contribute (or “rollover”) their shares in Care to Parent in connection with the Merger

Guaranty and Voting • Certain members of the Weiss Family will enter into an amended guaranty and voting agreement in favor of Care Agreement • Guaranty capped at $[7.3] million Merger Agreement • Sullivan & Cromwell will discuss the material changes to the proposed amended Merger Agreement

Financing Sources (a) • $225mm rollover of existing Senior Notes

• $19mm in cash from the balance sheet

• Plus committed financing and available credit facilities [To Be Updated]

• $250mm New Revolving Credit Facility ($50mm drawn at close)

• $350mm Term Loan B

• $240mm New HoldCo Preferred Equity (potential to issue up to $255mm)

• $40mm Weiss Family Rollover Equity

(a)	Source: Management. Updated sources of funds as of [6/19/13].
5

PRIVATE AND CONFIDENTIAL

Summary Financial Performance

6

PRIVATE AND CONFIDENTIAL

Historical Financials

(Amounts in Millions, Except Per Share Data)

	Fiscal Year Ended February 28,					FY09-FY13	FY10-FY13
	2009	2010	2011	2012	2013	CAGR	CAGR
Total Revenue	**$1,690.7**	**$1,640.9**	**$1,597.9**	**$1,695.1**	**$1,868.7**	2.5%	4.4%
Cost of Goods Sold	810.0	713.1	682.4	741.6	817.7		
Gross Profit	880.8	949.5	915.5	953.5	1,055.0	4.6%	3.6%
EBIT	(253.2)	139.1	174.7	149.6	94.2		
Net Income	(227.8)	81.6	87.0	57.2	49.9	NM	(15.1%)
Diluted Earnings Per Share	($4.89)	$2.03	$2.11	$1.42	$1.47	NM	(10.3%)
EBIT	($253.2)	$139.1	$174.7	$149.6	$94.2	NM	(12.2%)
Goodwill Impairment	290.2	--	0.3	27.2	--		
Transaction Adjustments	--	24.0	9.6	2.4	41.4		
SBT and Other	(0.2)	25.5	5.7	2.3	27.3		
Adjusted EBIT	36.8	188.6	190.3	181.4	162.9	45.1%	(4.8%)
D&A	50.0	45.2	45.2	43.7	49.4		
Adjusted EBITDA	$86.8	$233.8	$235.5	$225.1	$212.3	25.1%	(3.2%)
Margins							
Gross Margin	52.1 %	57.9 %	57.3 %	56.2 %	56.5 %		
Adjusted EBITDA	5.1	14.2	14.7	13.3	11.4		
Adjusted EBIT	2.2	11.5	11.9	10.7	8.7		
Growth Rates							
Total Revenue	(4.8) %	(3.0) %	(2.6) %	6.1 %	10.2 %		
Adjusted EBIT	(75.7)	412.9	0.9	(4.7)	(10.2)		
Adjusted EBITDA	(56.6)	169.4	0.7	(4.4)	(5.7)		
Diluted Earnings Per Share	NM	NM	3.9	(32.7)	3.3		
Summary Balance Sheet and Cash Flow Data							
Cash	$60.2	$137.9	$215.8	$132.4	$86.1		
Total Debt	390.2	329.7	232.7	225.2	286.4		
Net Debt	330.0	191.8	16.9	92.7	200.3		
Depreciation and Amortization	50.0	45.2	45.2	39.2	49.4		
Capital Expenditures	(55.7)	(26.6)	(36.3)	(70.9)	(114.1)		
Free Cash Flow (a)	17.3	170.9	143.5	45.6	48.6		
Summary Leverage Statistics							
Total Debt / Adj. EBITDA	4.5 x	1.4 x	1.0 x	1.0 x	1.3 x		
Net Debt / Adj. EBITDA	3.8	0.8	0.1	0.4	0.9		
(Adj. EBITDA - Cap Ex) / Int. Expense	1.6	8.4	8.1	7.2	5.6		

Source: Company's Forms 10-K for the fiscal years ended 2/28/09, 2/28/10, 2/28/11, 2/29/12 and 2/28/13, with certain adjustments based on Management guidance for FY2010-FY2013, including certain reclassifications of Depreciation and Amortization for FY2011 and FY2012.
CAGR = Compounded Annual Growth Rate.
(a) Defined as Cash Flow from Operations less Capital Expenditures.

PETER J SOLOMON COMPANY 7

PRIVATE AND CONFIDENTIAL

Declining Industry Trends

U.S. Greeting Card Growth Driven Most by Increasing Sales in Lower-Margin Dollar Store Channel

U.S. Greeting Card Industry Units and Dollar Sales Trends

Units Dollars

CY07 – CY12 CAGR: (2.6%) CY07 – CY12 CAGR: (0.8%)

CY12 – CY17E CAGR: (3.0%) CY12 – CY17E CAGR: (1.2%) (0.2%)

3.0 — 6.3 —(1.0%) (0.8%) (0.7%) 6.2 6.2 (1.2%) 2.8 (2.0%) (1.0%) (1.5%) 6.1 (1.9%) 2.6 (2.5%) Rate 6.1 Rate (Bn) 2.6 2.5 (4.0%) (Bn) 6.0 (2.0%) 2.5 (3.4%) of of s 2.4 (3.7%) rs 6.0 6.0 C 5.9 C Unit 2.4 2.3 (6.0%) 5.9 (3.0%) 2.3 Dolla 5.9 hange . hange

2.2 (8.0%) . S 5.8 (4.0%)

U

2.0 (10.0%) 5.7 (5.0%)

CY07 CY08 CY09 CY10 CY11 CY12 CY07 CY08 CY09 CY10 CY11 CY12

U.S. Greeting Card Category Projections by Channel

Units Dollars

100% <1% <1% 100% <1% <1% 16% 11% 16% 24% 20% 29% 80% 15% 80% 15% 19% 15% 18% 18% 17% 60% 20% 60% 20% 24% 24% 40% 24% 40% 23% 24% 24% 31% 33% 20% 20% 27% 32% 25% 17%

5% 7% 8%

0% 0%

CY07 CY12 CY17E CY07 CY12 CY17E Dollar Mass / SC Drug Grocery Specialty Online

Source: IRI scan data, AG proprietary consumer surveys, management estimates.

8

PRIVATE AND CONFIDENTIAL

NAGCD Historical Financial Trends

NAGCD comprised approximately 68% and 67% of Care’s total revenue in FY2009 and FY2013, respectively

(Amounts in Millions)

Historical NAGCD Revenue

Includes Acquisitions of Papyrus and RPG

$1,300

2010 Papyrus and $1,264

RPG Revenue: $129 $1,245 $1,250 $1,229 $1,222 $1,197 $1,200 $1,180 $1,174 $1,156 $1,147 $1,150

$1,100 $1,099 $1,050

$1,000

FY2004A FY2005A FY2006A FY2007A FY2008A FY2009A FY2010A FY2011A FY2012A FY2013A

Historical NAGCD Operating Income and Margin (a) $350 Operating Income $mm Operating Margin % 40% $317 $308 $300 35%

$250 $235 $241 30%

27.4%

26.2% $201 $188 $193 $200 $171 25%

21.4% $160 $141 19.0% $150 20%

17.0%

16.2%

15.4%

13.9% $100 12.9% 15%

12.3%

$50 10% FY2004A FY2005A FY2006A FY2007A FY2008A FY2009A FY2010A FY2011A FY2012A FY2013A

Source: Care Management.

(a) Adjusted to normalize for the Company’s North American goodwill impairment in FY2009 ($47.9mm add back) and FY2012 ($21.3mm add back) and the sale of Amscan Party Goods in FY2010 (net reduction of $18.4mm).

PRIVATE AND CONFIDENTIAL

Evolution of Selected Key Metrics

	LTM				FY 2013E (a)					FY 2013A	LTM
	As of				Treasury Model (As Presented At Special Committee Meetings on Dates Below)				Treasury Model as of	Actual Per	As of
	8/24/12 (b)	11/23/12 (b)	12/28/12 (c)	1/31/13 (d)	10/26/12	11/19/12	12/07/12	01/27/13	3/25/13 (e)	10-K (f)	5/31/13 (g)
Total Revenue	$1,708.2	$1,750.0	NA	NA	$1,830.2	$1,840.6	$1,840.6	$1,840.6	$1,840.6	$1,868.7	$1,972.9
EBITDA	192.4	178.4	NA	NA	182.8	183.5	196.1	195.6	201.0	212.3	216.9
Debt	$280.2	$356.8	$365.2	$300.2	$245.2	$245.2	$245.2	$245.2	$286.4	$286.4	$260.3
Cash	(61.7)	(63.3)	(61.6)	(97.8)	(62.1)	(61.9)	(39.3)	(39.3)	(86.1)	(86.1)	(64.0)
Net Debt	218.4	293.5	303.6	202.4	183.1	183.3	205.8	205.8	200.3	200.3	196.3

Change in Metrics b/w 3/28/13 and 6/26/13

	As of 3/28/2013	As of 6/26/2013	Variance $	Variance %
FY2013 (f)	$201.0	$212.3	$11.3	5.6%
LTM (g)	NA	216.9	NA	NA
FY2014E (h)	208.5	221.5	13.0	6.2%

(a) *Source: Management Treasury Models dated 10/18/12, 11/17/12 and 11/30/12, with certain adjustments to FY2013E EBITDA based on Management guidance.*
(b) *Source: Company's Form 10-Q for the periods ended 8/24/12 and 11/23/12, with certain adjustments to EBITDA per Management guidance, including certain reclassifications of Depreciation and Amortization for LTM periods ended 8/24/12 and 11/23/12.*
(c) *Source: Debt and cash per Management's December FY2013 balance sheet.*
(d) *Source: Debt and cash per Management's January FY2013 balance sheet.*
(e) *Source: 3/25/13 cash and debt balances represent preliminary estimate of debt and cash for FY2013 (2/28/13), per Management on 3/25/13.*
(f) *Source: Company's Form 10-K for the period ended 2/28/13 with certain adjustments to EBITDA based on Management guidance.*
(g) *Source: Revenue and EBITDA for LTM period ended 5/31/13 per Management on 6/25/13, with certain adjustments to EBITDA per management guidance including normalizing for 365-day period. Debt and cash balances are as of FY2014 Q1 end (5/31/13) per Management guidance on 6/25/13.*
(h) *FY2014E EBITDA as of 3/28/13 per Management Treasury Model dated 11/30/12. FY2014E EBITDA as of 6/26/13 per Updated Management Treasury Model dated 6/26/13.*

PETER J SOLOMON COMPANY

10

PRIVATE AND CONFIDENTIAL

Schedule of Adjustments

(Amounts in Millions)

	Fiscal Year Ended February 28,				LTM	FYE 2/28,	
	2010	2011	2012	2013	May-13	2014E	
Operating Income	$139.1	$174.7	$149.6	$94.2	$137.2	$138.8	
Depreciation & Amortization	45.2	45.2	43.7	49.4	51.0	56.0	
Unadjusted EBITDA	**$184.3**	**$219.9**	**$193.2**	**$143.6**	**$188.2**	**$194.7**	
Charges Associated With Clinton Cards	--	--	--	43.7	10.9	0.3	Impairments, debt expense, fees and closure costs
NAGCD	--	--	--	--	(6.1)	--	Timing impact of 6 extra days in quarter
AGP Cookie Jar Settlement	--	--	--	--	(0.9)	--	Reflects delayed fiscal 2013 payments into LTM period
UKG	--	--	--	--	(0.8)	--	Timing impact of 6 extra days in quarter
Profit Sharing	--	--	--	--	0.6	--	~8% of domestic earnings from timing impact
Party Goods Transaction	(18.4)	--	--	--	--	--	Gain on sale
Mexico Shutdown	18.2	--	--	--	--	--	Closing of Carlton Mexico
Retail Disposition	29.2	--	--	--	--	--	Sales of stores to Schurman
RPG Integration Costs	--	10.3	--	--	--	--	Stores set up costs and other integration costs
Lawsuit	24.0	--	--	--	--	--	Settlement of a RPG lawsuit
Goodwill and Other Intangibles Impairment	--	0.3	27.2	--	--	--	Related to NAGCD, UK and Interactive
Gain from Sale of Intellectual Property	--	--	(4.5)	--	--	--	Sold certain minor character properties
Gain from Liquidation of Business in France	(3.3)	--	--	--	--	--	Currency translation adjustment from sale
Loss on Sale of Old WHQ	--	--	--	--	--	18.5	Estimated loss on sale of WHQ
One Time Legal Costs	--	--	--	9.5	6.5	--	Accrual for certain legal expenses
Voluntary Compliance Program	--	--	--	1.1	1.1	--	Related to prior years' underexpensing catch up
Webshots	(1.7)	(0.7)	2.4	(2.3)	(1.9)	--	Pro forma adjustment for sale of Webshots
Properties Licensing Termination Expense	--	--	--	2.1	--	--	Termination of Certain Agency Agreements
New D&O Insurance Program	--	--	--	--	0.7	3.0	Normalization D&O insurance
Proposed Going Private Transaction Costs	--	--	--	6.9	9.5	--	Current process costs
Scan-Based Trading	1.5	5.7	6.8	7.7	9.1	5.0	Impact of scan-based trading conversions
Total Adjustment	$49.5	$15.6	$31.9	$68.7	$28.7	$26.8	
Adjusted EBITDA	**$233.8**	**$235.5**	**$225.1**	**$212.3**	**$216.9**	**$221.5**	
Adjusted EBIT	**188.6**	**190.3**	**181.4**	**162.9**	**165.9**	**165.5**	
Total Adjustments as a % of Unadjusted EBITDA	**26.9%**	**7.1%**	**16.5%**	**47.9%**	**15.3%**	**13.7%**	

Source: Company's Forms 10-K for the fiscal years ended 2/28/10, 2/28/11, 2/29/12, 2/28/13,Management guidance for LTM period ended 5/31/13 and Updated Management Treasury Model dated 6/26/13 for FY2014E, with certain adjustments based on Management guidance, including certain reclassifications of Depreciation and Amortization for FY2011 and FY2012 and normalizing LTM EBITDA for 365-day period.

PETER J SOLOMON COMPANY

11

PRIVATE AND CONFIDENTIAL

Historical Unadjusted and Adjusted EBITDA

(Amounts in Millions)

Fiscal Year Ended February 28, FY10-FY13

2009 2010 2011 2012 2013 CAGR

Unadjusted EBITDA ($203.2) $184.3 $219.9 $193.2 $143.6 (8.0%) Total Adjustments 290.0 49.5 15.6 31.9 68.7 Adjusted EBITDA $86.8 $233.8 $235.5 $225.1 $212.3 (3.2%)

% Growth

Unadjusted EBITDA NM 19.3% (12.1%) (25.7%) Adjusted EBITDA 169.4% 0.7% (4.4%) (5.7%)

Source: Company’s Forms 10-K for the fiscal years ended 2/28/09, 2/28/10, 2/28/11, 2/29/12 and 2/28/13, with certain adjustments for FY2009-FY2013 based on Management guidance, including certain reclassifications of Depreciation and Amortization for FY2011 and FY2012.

PRIVATE AND CONFIDENTIAL

Evolution of Management Forecasts

Total Revenues in FY2013A and 6/26/13 Updated Management Treasury Model columns reflect ownership of Clinton Cards

Total Revenue

FY2012 FY2013 FY2014 FY2015 FY2016 $2,500 $2,017 $1,954 $2,014 $2,020 $2,000 $1,794 $1,869 $1,883 $1,636 $1,695 $1,668 $1,693 $1,665 $1,701 $1,724 $1,500

$1,000

Clinton $500 Revenue $244

—

FY11 FY12 FY11 FY12 FY13 FY11 FY12 FY13 6/26/13 FY12 FY13 6/26/13 FY13 6/26/13 Plan Actual Plan Plan Actual Plan Plan Plan Treas. Plan Plan Treas. Plan Treas.

Total EBIT

FY2012 FY2013 FY2014 FY2015 FY2016 $250 $208 $204 $196 $200 $184 $181 $185 $163 $166 $169 $165 $160 $154 $157 $159 $150

$100

$50

$0

FY11 FY12 FY11 FY12 FY13 FY11 FY12 FY13 6/26/13 FY12 FY13 6/26/13 FY13 6/26/13 Plan Actual Plan Plan Actual Plan Plan Plan Treas. Plan Plan Treas. Plan Treas.

Source: Company’s Forms 10-K for fiscal years ended 2/29/12 and 2/28/13, Care Management Strategic Plans and Updated Management Treasury Model dated 6/26/13.

PRIVATE AND CONFIDENTIAL

Care Consolidated Financial Snapshot

Total Revenue

FY08 – FY13 CAGR: (1.0%) $2,017 $2,014 $2,020 $2,025 $2,030 $2,000 $1,776 $1,869 $1,691 $1,641 $1,598 $1,695 $1,500

$1,000

$500

$0

08A 09A 10A 11A 12A 13A 14E 15E 16E 17E 18E

Adjusted EBIT and EBITDA

Adjusted EBIT $151 $37 $189 $190 $181 $163 $166 $159 $165 $173 $181

% Growth (76%) 413% 1% (5%) (10%) 2% (4%) 4% 5% 4%

% Margin 8.5% 2.2% 11.5% 11.9% 10.7% 8.7% 8.2% 7.9% 8.2% 8.5% 8.9%

FY08 – FY13 CAGR: 1.2% $250 $234 $231 $225 $231 $239 $245 $200 $212 $222 $219 $200 $150 $100 $87 $50 $0 08A 09A 10A 11A 12A 13A 14E 15E 16E 17E 18E

% Margin 11.3% 5.1% 14.2% 14.5% 13.3% 11.4% 11.0% 10.9% 11.4% 11.8% 12.1%

Source: Company’s Forms 10-K for the fiscal years ended 2/29/08, 2/28/09, 2/28/10, 2/28/11, 2/29/12 and 2/28/13, with certain adjustments based on Management guidance, including certain reclassifications of Depreciation and Amortization for FY2011 and FY2012. FY2014-FY2018 based on Updated Management Treasury Model dated 6/26/13.

PRIVATE AND CONFIDENTIAL

Care Consolidated Financial Snapshot

Capital Expenditures $200 $150 $150 $114 $114 $100 $76

$71 $63

$57 $56 $46

$50 $36 $27

$0

08A 09A 10A 11A 12A 13A 14E 15E 16E 17E 18E

% of Revenue 3.2% 3.3% 1.6% 2.3% 4.2% 6.1% 3.8% 5.7% 7.4% 3.1% 2.3%

Free Cash Flow (a)

$200 $187 $171 $155 $143 $150 $128 $100 $61

$50 $46 $49 $47 $40 $17 $0

-$50

08A 09A 10A 11A 12A 13A 14E 15E 16E 17E 18E

Source: Company’s Forms 10-K for the fiscal years ended 2/29/08, 2/28/09, 2/28/10, 2/28/11, 2/29/12 and 2/28/13, and Updated Management Treasury Model dated 6/26/13. (a) Defined as Cash Flow from Operations less Capital Expenditures.

PRIVATE AND CONFIDENTIAL

Original vs. Updated Management Treasury Model

(Amounts in Millions)

	Fiscal Year Ending 2/28,					Cumulative Variance
	2014E	2015E	2016E	2017E	2018E	
Revenue						
Treasury Model - 11/30/12	$1,935.1	$1,939.9	$1,944.8	$1,949.6	$1,954.5	
Updated Treasury Model - 6/26/13	2,017.5	2,014.5	2,019.6	2,024.9	2,030.5	
Variance - $	*82.4*	*74.5*	*74.8*	*75.3*	*76.0*	$383.0
Variance - %	*4.3%*	*3.8%*	*3.8%*	*3.9%*	*3.9%*	
EBITDA						
Treasury Model - 11/30/12	$208.5	$221.4	$230.5	$238.0	$244.2	
Updated Treasury Model - 6/26/13	221.5	218.8	230.9	238.7	245.5	
Variance - $	*13.0*	*(2.6)*	*0.4*	*0.7*	*1.2*	$12.7
Variance - %	*6.2%*	*(1.2%)*	*0.2%*	*0.3%*	*0.5%*	
Cash Flow From Operations						
Treasury Model - 11/30/12	$159.7	$173.8	$183.2	$184.0	$188.0	
Updated Treasury Model - 6/26/13	123.6	175.1	190.2	190.5	201.2	
Variance - $	*(36.2)*	*1.2*	*7.1*	*6.6*	*13.2*	($8.1)
Variance - %	*(22.6%)*	*0.7%*	*3.9%*	*3.6%*	*7.0%*	
Capital Expenditures						
Treasury Model - 11/30/12	$169.2	$139.1	$46.0	$46.0	$46.0	
Updated Treasury Model - 6/26/13	76.4	114.2	149.8	62.8	46.0	
Variance - $	*(92.8)*	*(24.9)*	*103.8*	*16.8*	--	$2.9
Variance - %	*(54.8%)*	*(17.9%)*	*225.7%*	*36.4%*	--	
Free Cash Flow (a)						
Treasury Model - 11/30/12	($9.5)	$34.7	$137.2	$138.0	$142.0	
Updated Treasury Model - 6/26/13	47.2	60.9	40.4	127.8	155.2	
Variance - $	*56.6*	*26.2*	*(96.8)*	*(10.2)*	*13.2*	($11.0)
Variance - %	*(599.0%)*	*75.4%*	*(70.6%)*	*(7.4%)*	*9.3%*	

Source: Management Treasury Model dated 11/30/13 and Updated Management Treasury Model dated 6/26/13. FY2014E EBITDA per Updated Treasury Model dated 6/26/13 adjusted for certain items based on Management guidance.
(a) Defined as cash flow from operations less capital expenditures.

PETER J SOLOMON COMPANY 16

PRIVATE AND CONFIDENTIAL

Summary Projected Financials

(Amounts in Millions, Except Per Share Data)

	Actual	LTM	Projected Fiscal Year Ended February 28,					FY14-FY18
	2013A	May-13	2014E	2015E	2016E	2017E	2018E	CAGR
Total Revenue	**$1,868.7**	**$1,972.9**	**$2,017.5**	**$2,014.5**	**$2,019.6**	**$2,024.9**	**$2,030.5**	0.2%
Gross Profit	1,055.0	1,117.4	1,169.3	1,167.0	1,170.7	1,177.5	1,183.9	0.3%
Adjusted EBITDA	**212.3**	**216.9**	**221.5**	**218.8**	**230.9**	**238.7**	**245.5**	2.6%
Adjusted EBIT	162.9	165.9	165.5	158.7	165.1	173.0	180.7	2.2%
Net Income (a)	49.9	75.5	77.3	88.4	92.8	97.8	103.9	7.7%
Diluted Earnings Per Share (a)	$1.47	$2.28	$2.35	$2.64	$2.73	$2.84	$2.97	6.1%
<u>Margins</u>								
Gross Profit	56.5 %	56.6 %	58.0 %	57.9 %	58.0 %	58.1 %	58.3 %	
Adjusted EBITDA	11.4	11.0	11.0	10.9	11.4	11.8	12.1	
Adjusted EBIT	8.7	8.4	8.2	7.9	8.2	8.5	8.9	
Net Income as Reported	2.7	3.8	3.8	4.4	4.6	4.8	5.1	
<u>Growth Rates</u>								
Total Revenue	10.2 %		8.0 %	(0.1) %	0.3 %	0.3 %	0.3 %	
Adjusted EBITDA	(5.7)		4.4	(1.2)	5.5	3.4	2.8	
Adjusted EBIT	(10.2)		1.6	(4.1)	4.0	4.8	4.4	
Diluted Earnings Per Share	3.3		59.9	12.6	3.4	3.9	4.7	
<u>Summary Balance Sheet and Cash Flow Data</u>								
Cash	$86.1	$64.0	$85.3	$178.7	$267.4	$375.1	$509.9	
Total Debt	286.4	260.3	225.2	277.2	345.2	345.2	345.2	
Net Debt	200.3	196.3	139.8	98.4	77.8	(29.9)	(164.8)	
Depreciation and Amortization	49.4	51.0	56.0	60.1	65.8	65.7	64.8	
Capital Expenditures	(114.1)	(152.6)	(76.4)	(114.2)	(149.8)	(62.8)	(46.0)	
Free Cash Flow (b)	48.6	166.5	47.2	60.9	40.4	127.8	155.2	
<u>Leverage and Interest Coverage Ratios</u>								
Total Debt / Adj. EBITDA	1.3 x	1.2 x	1.0 x	1.3 x	1.5 x	1.4 x	1.4 x	
Net Debt / Adj. EBITDA	0.9	0.9	0.6	0.4	0.3	NM	NM	
(Adj. EBITDA - CapEx) / Interest, Net	5.6	--	8.2	5.7	4.5	9.9	12.6	

Source: FY2013A based on Company's Form 10-K for period ended 2/28/13 with certain adjustments based on Management guidance. LTM period as of 5/31/13 per Management on 6/25/13 with adjustments to EBITDA and EBIT, including normalizing for 365-day period. FY2014-2018 per Updated Management Treasury Model dated 6/26/13, with certain adjustments for FY2014E based on Management guidance.

(a) 2013 net income and EPS unadjusted for non-recurring and extraordinary items; Management did not provide adjustments.

(b) Defined as Cash Flow from Operations less Capital Expenditures.

PETER J SOLOMON COMPANY 17

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

PRIVATE AND CONFIDENTIAL

Historical Stock Price Performance vs. S&P 400 Consumer Discretionary

While the broader market has provided significant returns on equity investments over time, Care has significantly underperformed and, in most periods, has not provided a positive return

(Period ending September 25, 2012, date of Initial Offer)

3-Year Change in Value 5-Year Change in Value

100% 50%

34.0%

75% 25%

168.1%

50% 0% 25% (25%)

(45.0%)

0% (50%) (25%) (24.4%) (75%) (50%) (100%)

Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Sep-07 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12

Care S&P 400 Consumer Discretionary Care S&P 400 Consumer Discretionary

10-Year Change in Value 15-Year Change in Value

150% 200%

123.6% 150% 153.9%

100%

100% 50% 50%

0% (12.6%)

0% (50%) (50%)

(58.1%)

(100%) (100%)

Sep-02 Sep-04 Sep-06 Sep-08 Sep-10 Sep-12 Sep-97 Sep-00 Sep-03 Sep-06 Sep-09 Sep-12

Care S&P 400 Consumer Discretionary Care S&P 400 Consumer Discretionary

Source: Capital IQ and Bloomberg.

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

Five years prior to Initial Offer of $17.18

Closing Stock Price Performance

Period Prior to

Initial Offer Median Mean

1-Year $14.93 $15.06

2-Year 18.40 18.49

$30.00 3-Year 20.25 19.39

4-Year 18.02 16.88

5-Year 18.49 17.38

Initial 1/17/13 3/28/13

$25.00 Offer Offer Offer

3-Year Average $17.18 $17.50 $18.20

$19.39

$20.00 2-Year Average

$18.49 Price $18.20 5-Year Average

$17.38 $18.19 Stock $15.00 4-Year Average

$16.88 1-Year Average

$15.06

Closing $10.00

$5.00

$0.00

Sep-07 Apr-08 Oct-08 Apr-09 Oct-09 May-10 Nov-10 May-11 Nov-11 May-12 Dec-12 Jun-13

Source: Capital IQ as of 6/26/13.

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

Two years prior to Initial Offer of $17.18

Closing Stock Price History

$19.00 Potential Weiss

$18.20 Final Offer as Family Proposal for Disc.

Price Premium / (Discount) Premium / (Discount) Unaffected Share Price Prior to Initial Offer (a) $14.34 26.9% 32.5%

30 Calendar Days Prior to Initial Offer 14.25 27.7% 33.3%

$30.00 52-Week Low Prior to Initial Offer 12.50 45.6% 52.0%

52-Week High Prior to Initial Offer 19.50 (6.7%) (2.6%)

Initial 1/17/13 3/28/13 Offer Offer Offer

$17.18 $17.50 $18.20

$25.00

Price

Stock $20.00 2-Year Average g $18.49

$18.20 $18.19

Closin 1-Year Average

$15.06

6-Month Average

$15.00 $14.43

3-Month Average

$14.15

$10.00

Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13

Source: Capital IQ as of 6/26/13.

(a) Represents closing price as of 9/25/12, unaffected for announcement of Initial Offer, which was made after the market close.

PRIVATE AND CONFIDENTIAL

Summary of Trading Ranges

Shares traded at various prices

97% of shares that traded over the one-year period prior to the 9/25/12 Initial Offer traded below the $17.50 1/17/13 Offer

(Period ending September 25, 2012, except for “Since 9/25 Initial Offer” chart)

2-Year 1-Year 180-Days

Avg. Daily Trading Vol. (000s) 409.3 Avg. Daily Trading Vol. (000s) 535.8 Avg. Daily Trading Vol. (000s) 475.3 Average Price: $18.49 Average Price: $14.43

Average Price: $15.06

80 36% 40 25

25% 35% mm) 70 mm) 35 mm) 20

60 30 21% 29% 19% 17%

50 25 15 23%

(Shares (Shares 15% (Shares e 40 16% 20 e 14% e

30 12% 11% 15 10 13% 10%

Volum 20 Volum 10Volum

3% 5

10 5

Total Total Total 0% 0%

0 0 0

Below $13.50—$14.50—$15.50—$16.50—$17.50 and Below $13.50—$14.50—$15.50—$16.50—$17.50 and Below $13.50—$14.50—$15.50—$16.50—$17.50 and $13.50 $14.49 $15.49 $16.49 $17.49 Above $13.50 $14.49 $15.49 $16.49 $17.49 Above $13.50 $14.49 $15.49 $16.49 $17.49 Above

90-Days 30-Days Since 9/25 Initial Offer (187 Days)

Avg. Daily Trading Vol. (000s) 443.4

Avg. Daily Trading Vol. (000s) 361.5 Avg. Daily Trading Vol. (000s) 328.0 Average Price: $17.24 Total # of Shares Traded (mm) 82.9

Average Price: $14.15 Average Price: $15.08 % of Total Shares 244.6%

4	30 % of Public Float 272.7%

9 33%

35% )

) 34% )

8	mm mm mm 25 27%
7	3 41%
6	20

(Shares 5 22% (Shares 28% 30% (Shares 19%

15

4	2 14%
3	10

9% Volume 8%

Volume Volume 1

2	5
1	0% 0% 0% 0% 0%

Total 0% 0% Total Total

0 0 0

Below $13.50—$14.50—$15.50—$16.50—$17.50 and Below $13.50—$14.50—$15.50—$16.50—$17.50 and Below $17.00- $17.50- $17.75- $18.00- $18.20- $18.35 $13.50 $14.49 $15.49 $16.49 $17.49 Above $13.50 $14.49 $15.49 $16.49 $17.49 Above 17.00 $17.49 $17.74 $17.99 $18.19 $18.34 and Above

Source: Capital IQ as of 6/26/13.

PRIVATE AND CONFIDENTIAL

Summary Valuation Analysis

PRIVATE AND CONFIDENTIAL

Summary Valuation Analysis

1/17/13 3/28/13 Potential Offer Offer Weiss Family Unaffected Share 9/25/12 Initial Offer Proposal for 9/25/12 Discussion

52-Week Trading Range Prior

$12.50 $19.50 to 9/25/13 Offer

Comparable Companies $14.50 $24.50

25% Premium to Comparable

$18.13 $30.63 Companies

Precedent Transactions $13.00 $22.50

Present Value of Future Share

$15.50 $23.00 Price (a)

Sum of the Parts $15.75 $25.00

DCF $17.00 $23.00

$10.00 $12.50 $14.34 $15.00 $17.50 $19.00 $20.00 $22.50 $25.00 $27.50 $30.00 $32.50

$17.18 $18.20

(a)	Includes present value of future quarterly dividend payments of $0.15 per share.

PRIVATE AND CONFIDENTIAL

Implied Share Price at Various Premia

Illustrative Premium Benchmarked to 9/25/12 - Date of Initial Offer

Share Price	30-Day Prior	1-Day Prior	30-Day Average	60-Day Average	90-Day Average	180-Day Average	1-Year Average
	$14.25	$14.34 (a)	$15.08	$14.42	$14.15	$14.43	$15.06
$17.50	22.8%	22.0%	16.0%	21.4%	23.7%	21.3%	16.2%
17.75	24.6%	23.8%	17.7%	23.1%	25.4%	23.0%	17.9%
18.00	26.3%	25.5%	19.4%	24.8%	27.2%	24.7%	19.5%
18.25	28.1%	27.3%	21.0%	26.6%	29.0%	26.5%	21.2%
18.50	29.8%	29.0%	22.7%	28.3%	30.7%	28.2%	22.8%
18.75	31.6%	30.8%	24.3%	30.0%	32.5%	29.9%	24.5%
19.00	33.3%	32.5%	26.0%	31.8%	34.3%	31.7%	26.2%
19.25	35.1%	34.2%	27.7%	33.5%	36.0%	33.4%	27.8%
19.50	36.8%	36.0%	29.3%	35.2%	37.8%	35.1%	29.5%
19.75	38.6%	37.7%	31.0%	37.0%	39.6%	36.9%	31.1%
20.00	40.4%	39.5%	32.6%	38.7%	41.3%	38.6%	32.8%

Illustrative Share Prices Benchmarked to 9/25/12 - Date of Initial Offer

Premium	30-Day Prior	1-Day Prior	30-Day Average	60-Day Average	90-Day Average	180-Day Average	1-Year Average
	$14.25	$14.34 (a)	$15.08	$14.42	$14.15	$14.43	$15.06
10%	$15.68	$15.77	$16.59	$15.86	$15.57	$15.87	$16.57
20%	17.10	17.21	18.10	17.30	16.98	17.32	18.07
30%	18.53	18.64	19.60	18.75	18.40	18.76	19.58
40%	19.95	20.08	21.11	20.19	19.81	20.20	21.08
50%	21.38	21.51	22.62	21.63	21.23	21.65	22.59

Source: Capital IQ.
Note: Historical stock prices represent market close values based on calendar days.
(a) Represents closing price as of 9/25/12, unaffected for announcement of Initial Offer, which was made after the market close.

PETER J SOLOMON COMPANY

25

PRIVATE AND CONFIDENTIAL

Care Historical EV / LTM EBITDA

From 2 years prior to offer

Calendar Days Prior to Initial Offer	Mean	Median
30 Days	3.2 x	3.2 x
60 Days	3.1 x	3.1 x
90 Days	3.1 x	3.1 x
6 Months	3.0 x	3.0 x
12 Months	3.1 x	3.1 x
18 Months	3.4 x	3.3 x
24 Months	3.5 x	3.5 x


LTM EBITDA decreased 7% from Q2 to Q3
Net Debt decreased $93.2mm from Q3 to Q4
6.0 x
5.0 x
4.0 x
3.0 x
2.0 x
1-Year Average 3.9x
2-Year Average 3.5x
3 and 12-Month Average 3.1x
6-Month Average 3.0x
Multiple Per CapIQ: 4.5x(a)
Actual Multiple: 3.9x(b)
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13
Initial Offer 9/25/12
1/17/13 Offer
3/28/13 Offer

Source: Capital IQ. Capital IQ calculation of enterprise value does not include restricted stock units or performance shares and may have different adjustments for EBITDA than those used in other analyses in this presentation. Data as of 6/26/13.

(a) CapIQ calculates LTM EV/EBITDA multiple using EBITDA of $150.1mm for period ended 2/28/13 compared to adjusted EBITDA of $212.3mm for same period with adjustments per Management guidance.

(b) Current multiple assumes LTM EBITDA of $212.3mm and net debt of $200.3mm for the period ended 2/28/13 based on Company's Form 10-K dated 5/9/13, with certain adjustments to EBITDA based on Management guidance. Current multiple calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable as of 5/31/13 per Management guidance.

PETER J SOLOMON COMPANY 26

PRIVATE AND CONFIDENTIAL

Valuation Matrix

(Amounts in Millions, except per share data)

		% Premium to				LTM (5/31/13) Net Debt of $196.3M (g)						
							EV / Adj. EBITDA					
Share Price		Unaffected Stock Price on 9/25/12 $14.34	Prior to 3/28/13 Offer $16.10	30 Days Prior to 9/25/12 $14.25	Market Cap (h)	Enterprise Value	FY2013A $212	(i)	LTM 5/31/13 $217	(j)	FY2014E $222	(k)
$13.00		(9.3%)	(19.3%)	(8.8%)	$444	$640	3.0 x		3.0 x		2.9 x	
14.34	(a)	--	(10.9%)	0.6%	490	686	3.2 x		3.2 x		3.1 x	
15.00		4.6%	(6.8%)	5.3%	513	709	3.3 x		3.3 x		3.2 x	
16.00		11.6%	(0.6%)	12.3%	547	744	3.5 x		3.4 x		3.4 x	
16.10	(b)	12.3%	--	13.0%	551	747	3.5 x		3.4 x		3.4 x	
17.18	(c)	19.8%	6.7%	20.6%	588	784	3.7 x		3.6 x		3.5 x	
17.50	(d)	22.0%	8.7%	22.8%	599	795	3.7 x		3.7 x		3.6 x	
17.75		23.8%	10.2%	24.6%	607	804	3.8 x		3.7 x		3.6 x	
18.00		25.5%	11.8%	26.3%	616	812	3.8 x		3.7 x		3.7 x	
18.20	(e)	26.9%	13.0%	27.7%	623	819	3.9 x		3.8 x		3.7 x	
18.25		27.3%	13.4%	28.1%	625	821	3.9 x		3.8 x		3.7 x	
18.50		29.0%	14.9%	29.8%	633	830	3.9 x		3.8 x		3.7 x	
18.75		30.8%	16.5%	31.6%	642	838	3.9 x		3.9 x		3.8 x	
19.00	(f)	32.5%	18.0%	33.3%	651	847	4.0 x		3.9 x		3.8 x	
19.25		34.2%	19.6%	35.1%	659	856	4.0 x		3.9 x		3.9 x	
19.50		36.0%	21.1%	36.8%	668	864	4.1 x		4.0 x		3.9 x	
19.75		37.7%	22.7%	38.6%	677	873	4.1 x		4.0 x		3.9 x	
20.00		39.5%	24.2%	40.4%	685	882	4.2 x		4.1 x		4.0 x	

(a) Unaffected closing stock price on 9/25/12.
(b) Closing stock price on 3/28/13.
(c) Initial Offer on 9/25/12.
(d) 1/17/13 Offer.
(e) 3/28/13 Offer.
(f) Potential Weiss Family Proposal for Discussion.
(g) Net debt of $196.3mm represents total debt of $260.3mm less cash of $64.0mm as of 5/31/13. Represents FY2014 Q1 cash and debt balances per Management on 6/25/13.
(h) Assumes diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable as of 5/31/13 per Management guidance.
(i) Source: Based on Company's Form 10-K dated 5/9/13 for period ended 2/28/13, with certain adjustments based on Management guidance.
(j) LTM (FY2014 Q1) EBITDA for the 12-month period ended 5/31/13 per Management, with certain adjustments based on Management guidance, including normalizing for 365-day period.
(k) Source: Based on Updated Management Treasury Model dated 6/26/13.

PETER J SOLOMON COMPANY 27

PRIVATE AND CONFIDENTIAL

Select Public Company Analysis

Enterprise Value / EBITDA

EV / LTM EBITDA EV / CY13 EBITDA


Core Business Comps
Social Expression
Print Media
Other Related Business Segments
Directories
LTM Median: 3.7x
CY13 Median: NA
LTM Median: 4.8x
CY13 Median: 5.1x
LTM Median: 4.6x
CY13 Median: 4.9x
10.0 x
8.0 x
6.0 x
4.0 x
2.0 x
--
Care
3.7 x 3.4 x
4.2 x 3.6 x
3.9 x 3.7 x
4.0 x NA
3.4 x NA
4.8 x 4.5 x
4.8 x 5.1 x
4.4 x 5.4 x
4.7 x 5.0 x
4.6 x 4.9 x
2.0 x 2.6 x
Unaffected Multiple (a)
3/28/13 Final Offer (b)
Current Multiple (c)
CSS Industries
Blyth
Quad/Graphics
R.R. Donnelley & Sons
Scholastic
Solocal Group
Eniro AB
Yellow Media


Other Related Business Segments
Selected E-Commerce (d)
Licensing
Selected Low-Growth Retail
LTM Median: 7.5x
CY13 Median: 7.7x
LTM Median: 9.3x
CY13 Median: 10.0x
LTM Median: 5.1x
CY13 Median: 5.1x
20.0 x
16.0 x
12.0 x
8.0 x
4.0 x
--
Care
3.7 x 3.4 x
4.2 x 3.6 x
3.9 x 3.7 x
15.0 x 14.1 x
7.5 x 7.7 x
4.6 x 4.9 x
11.8 x 10.0 x
9.3 x 10.1 x
9.3 x NA
5.9 x 5.6 x
5.3 x 5.2 x
4.9 x 5.0 x
3.0 x 3.1 x
Unaffected Multiple (a)
3/28/13 Final Offer (b)
Current Multiple (c)
Shutterfly
1-800 Flowers.com
CafePress
Iconix
Meredith
Cherokee
GameStop
hhgregg
Best Buy
Barnes & Noble (e)

Source: Companies' stock price and public filings as of 6/26/13. Projected CY13 EBITDA per ThomsonReuter's median estimate of Wall Street analysts as of 6/26/13.

(a) *Unaffected Multiple calculated using Care's share price of $14.34 as of 9/25/12 and net debt as of 8/24/12 of $218.4mm. Pre-Initial Offer LTM EBITDA of $192.4mm as of 8/24/12 based on Company's Form 10-Q dated 10/3/12 for period ended 8/24/12, with certain adjustments based on Management guidance. FY2014E EBITDA of $208.5mm based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Diluted share count as of 7/2/12.*

(b) *3/28/13 Final offer, multiple calculated using Care's share price of $16.10 as of 3/28/13 and net debt of $200.3mm for FY2013 (2/28/13). LTM EBITDA of $178.4mm as of 11/23/12 based on Form 10-Q dated 1/2/13, with certain adjustments based on Management guidance. FY2014E EBITDA of $208.5mm based on Updated Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Multiple calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.*

(c) *Current Multiple calculated using Care's share price of $18.19 as of 6/26/13 and net debt of $196.9mm for FY2014 Q1 (5/31/13) per Management. LTM EBITDA of $212.3mm as of 2/28/13 based on Form 10-K dated 5/9/13, with certain adjustments based on Management guidance. FY2014E EBITDA of $222.0mm based on 6/26/13 Updated Management Treasury Model, with certain adjustments based on Management guidance. Multiple calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable as of 5/31/13 per Management guidance.*

(d) *LTM and CY12 EBITDA for Selected E-Commerce companies excludes stock-based compensation expense as guided by Wall Street research and public filings.*

(e) *Barnes & Noble multiple represents retail and college bookstore segments only; losses associated with Nook excluded from EBITDA.*

PETER J SOLOMON COMPANY

28

PRIVATE AND CONFIDENTIAL

Select Public Company Multiples

(Amounts in Millions, Except Per Share Data)

Implied Per Share Valuation Implied Implied Implied Per Value Including 25% Multiples Enterprise Value Equity Value (e) Per Share Value (f) Control Premium (g)

Care FY2013A Revenue (a) $1,868.7 25.0%—45.0% $467.2—$840.9 $270.9—$644.6 $7.96—$18.82 $9.96—$23.53 Care LTM (5/31/13) Revenue (b) 1,972.9 25.0%—45.0% 493.2—887.8 297.0—691.5 8.73—20.34 10.92—25.42 Care FY2014E Revenue (c) 2,017.5 25.0%—45.0% 504.4—907.9 308.1—711.6 9.05—20.75 11.31—25.94

Care FY2013A EBITDA (a) $212.3 3.3 x—4.8 x $689.9—$1,008.3 $493.6—$812.0 $14.44—$23.59 $18.05—$29.49 Care LTM (5/31/13) EBITDA (b) 216.9 3.3 x—4.8 x 704.9—1,030.2 508.6—833.9 14.88—24.21 18.60—30.26 Care FY2014E EBITDA (c) 221.5 3.3 x—4.8 x 719.9—1,052.2 523.6—855.9 15.31—24.82 19.14—31.02

Care FY2013A EBIT (a) $162.9 4.0 x—7.5 x $651.5—$1,221.5 $455.2—$1,025.2 $13.32—$29.30 $17.32—$36.63 Care LTM (5/31/13) EBIT (b) 165.9 4.0 x—7.5 x 663.6—1,244.2 467.3—1,047.9 13.68—29.90 17.10—37.38 Care FY2014E EBIT (c) 165.5 4.0 x—7.0 x 662.2—1,158.8 465.9—962.5 13.64—27.65 17.04—34.56

Care FY2013A EPS (d) NA 6.5 x—13.0 x #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! Care LTM (5/31/13) EPS (d) NA 8.0 x—12.0 x #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! #VALUE!—#VALUE! Care FY2014E EPS (d) $2.35 8.5 x—12.5 x $879.8—$1,222.4 $683.5—$1,026.1 $19.94—$29.33 $24.93—$36.66

(a) Source: Company’s Form 10-K for the period ended 2/28/13 with certain adjustments to EBITDA and EBIT based on Management guidance.

(b) Source: LTM financials for the 12-month period ended 5/31/13 per Management on 6/25/13, with certain adjustments to LTM EBIT and EBITDA, including normalizing for 365-day period, based on Management guidance.

(c) Source: 6/26/13 Updated Management Treasury Model, with certain adjustments to EBITDA and EBIT per Management guidance. (d) Management did not provide LTM (5/31/13) or FY2014E adjusted EPS. FY2014E EPS is unadjusted for extraordinary non-recurring items.

(e) Calculated using net debt of $196.3mm, as of 5/31/13. Source: debt and cash balances for FY2014 Q1 (5/31/13) per Management guidance on 6/25/13.

(f) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable as of 5/31/13 per Management guidance.

(g) Control Premium is based on the median of premiums paid in selected announced all-cash mergers and acquisitions transactions in the last 6 years for deals between $500mm and $1bn; excludes financial services, insurance, real estate and healthcare companies. Source: Alacra.

PRIVATE AND CONFIDENTIAL

Select Precedent Transactions

(Amounts in Millions)

Enterprise Enterprise Value as a Multiple of LTM: Announced Acquirer Target Value Revenue EBITDA EBIT

Aug-12 Dex One Corporation SuperMedia (a) $1,477.8 98.8% 2.6 x 3.6 x May-12 Berkshire Hathaway MEG’s Newspaper Operations (b) 151.5 46.8 3.8 NA Mar-09 BCE, Inc. The Source (c) 104.8 21.0 5.0 8.4 Mar-09 Barnes & Noble Barnes & Noble College 514.0 28.6 4.5 NA Jul-05 Berkshire Partners National Vision 104.0 44.5 3.3 5.6 Jan-05 Movie Gallery Hollywood Entertainment Corporation 1,026.1 57.6 4.2 7.0

Median 45.7% 4.0 x 6.3 x Mean 49.5 3.9 6.2

Source: Public filings and company press releases. (a) Pending.

(b) All statistics are for MEG’s entire newspaper operations excluding EBITDA Multiple which does not include Tampa Group.

(c) Amounts converted from CAD to USD at an exchange ratio of 1.289 CAD per USD at the announcement of the transaction on March 2, 2009. Source: Bloomberg.

PRIVATE AND CONFIDENTIAL

Select Precedent Transaction Multiples

(Amounts in Millions, Except Per Share Data)

		Valuation Multiples			Implied Enterprise Value			Implied Equity Value (a)			Implied Per Share Value (b)		
Care FY2013A Revenue	$1,868.7	30.0%	-	60.0%	$560.6	-	$1,121.2	$364.3	-	$925.0	$10.68	-	$26.66
Care LTM Revenue (5/31/13)	1,972.9	30.0%	-	60.0%	591.9	-	1,183.8	395.6	-	987.5	11.63	-	27.98
Care FY2013A EBITDA	$212.3	3.0 x	-	4.5 x	$636.8	-	$955.2	$440.5	-	$758.9	$12.90	-	$22.10
Care LTM EBITDA (5/31/13)	216.9	3.0 x	-	4.5 x	650.7	-	976.0	454.4	-	779.7	13.30	-	22.69
Care FY2013A EBIT	$162.9	4.5 x	-	6.5 x	$732.9	-	$1,058.6	$536.6	-	$862.3	$15.69	-	$24.99
Care LTM EBIT (5/31/13)	165.9	4.5 x	-	6.5 x	746.5	-	1,078.3	550.3	-	882.0	16.09	-	25.52

Source: FY2013A per Company's Form 10-K for the period ended 2/28/13 with certain adjustments to EBITDA and EBIT based on Management guidance. LTM financials for the 12-month period ended 5/31/13 per Management on 6/25/13, with certain adjustments to LTM EBIT and EBITDA, including normalizing for 365-day period, based on Management guidance.

(a) Calculated using net debt of $196.3mm, as of 5/31/13. Source: Balances for debt and cash for FY2014 Q1 (5/31/13) per Management on 6/25/13.

(b) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable as of 5/31/13 per Management guidance.

PETER J SOLOMON COMPANY

31

PRIVATE AND CONFIDENTIAL

Future Stock Price Analysis

(Amounts in Millions, Except Per Share Data)

		Fiscal Year					
		LTM	2014E	2015E	2016E	2017E	2018E
EBITDA (a)		$216.9	$221.5	$218.8	$230.9	$238.7	$245.5
% Growth			*4.4%*	*(1.2%)*	*5.5%*	*3.4%*	*2.8%*
Net Debt (b)		196.3	139.8	98.4	77.8	(29.9)	(164.8)

	Adj. EBITDA Multiple	Stock Price at End of Fiscal Year (c) LTM	2014E	2015E	2016E	2017E	2018E
Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples:	3.25 x	$15.34	$17.60	$18.31	$19.80	$23.38	$27.54
	3.50	16.97	19.28	19.95	21.50	25.11	29.29
	3.75	18.61	20.96	21.58	23.20	26.84	31.05
	4.00	20.25	22.64	23.22	24.90	28.58	32.80
	4.25	21.88	24.32	24.85	26.60	30.31	34.56
	4.50	23.52	26.00	26.49	28.30	32.04	36.31
	4.75	25.15	27.68	28.12	30.00	33.77	38.07

		Present Value at May 31, 2013					
Present Value of Stock Price Assuming 13.5% Cost of Equity:	3.25 x	$15.34	$16.01	$14.68	$13.98	$14.55	$15.09
	3.50	16.97	17.53	15.99	15.18	15.62	16.06
	3.75	18.61	19.06	17.30	16.38	16.70	17.02
	4.00	20.25	20.59	18.61	17.58	17.78	17.98
	4.25	21.88	22.12	19.92	18.78	18.86	18.94
	4.50	23.52	23.65	21.23	19.98	19.93	19.91
	4.75	25.15	25.18	22.54	21.18	21.01	20.87

		Present Value at May 31, 2013					
Total Shareholder Value Including Present Value of Stock Price and $0.15 per Share Quarterly Dividend; Assuming 13.5% Cost of Equity (d):	3.25 x	$15.34	$16.43	$15.60	$15.34	$16.29	$17.17
	3.50	16.97	17.96	16.91	16.54	17.37	18.14
	3.75	18.61	19.48	18.22	17.74	18.44	19.10
	4.00	20.25	21.01	19.53	18.94	19.52	20.06
	4.25	21.88	22.54	20.84	20.14	20.60	21.02
	4.50	23.52	24.07	22.15	21.34	21.68	21.98
	4.75	25.15	25.60	23.46	22.54	22.75	22.95

(a) *Source: LTM EBITDA as of 5/31/13 per Management on 6/25/13, with certain adjustments, including normalizing for 365-day period, based on Management guidance. FY2014-FY2018 per Updated Management Treasury Model dated 6/26/13, with certain adjustments to FY2014E EBITDA based on Management guidance.*
(b) *LTM net debt of $196.3mm represents total debt of $260.3mm less cash of $64.0mm as of 5/31/13 per Management on 6/25/13.*
(c) *Share count for LTM based on diluted shares outstanding as of 5/31/13 per Management; FY14-FY18 based on diluted shares outstanding from Updated Management Treasury Model dated 6/26/13.*
(d) *Updated Management Treasury Model dated 6/26/13 assumes quarterly dividend of $0.15 per share for the projected period. Note: FY2014E assumes 3 quarters of dividend payments due to Q1 dividend already being paid.*

PETER J SOLOMON COMPANY 32

PRIVATE AND CONFIDENTIAL

Sum of the Parts Analysis

(Amounts in Millions, Except Per Share Data)

Segment Performance (a)	FY2013A EBITDA		Multiple Range Low	Multiple Range Mid	Multiple Range High	Enterprise Value Range Low	Enterprise Value Range Mid	Enterprise Value Range High
NAGCD	$202.1	(d)	3.25 x	4.00 x	4.75 x	$656.9	$808.4	$960.0
International (b)	14.8		3.25 x	4.00 x	4.75 x	48.1	59.2	70.3
Retail Operations (Clinton)	16.3		3.25 x	4.00 x	4.75 x	52.9	65.1	77.4
AG Interactive	16.7		6.00 x	7.00 x	8.00 x	100.2	116.9	133.6
In-Store	5.4		3.25 x	4.00 x	4.75 x	17.5	21.5	25.6
Properties	2.4		8.00 x	9.00 x	10.00 x	19.3	21.8	24.2
Subtotal Pre-Unallocated Overhead (c)	257.7		3.47 x	4.24 x	5.01 x	895.0	1,093.0	1,291.1
Unallocated Overhead	(45.4)		3.47 x	4.24 x	5.01 x	(157.7)	(192.6)	(227.5)

	Low	Mid	High
Sum of the Parts Total Value	$737.3	$900.4	$1,063.6
Implied EV / FY2013A EBITDA ($212.3mm) Multiple	*3.5 x*	*4.2 x*	*5.0 x*
Less LTM (5/31/13) Net Debt (e)	(196.3)	(196.3)	(196.3)
Implied Equity Value	541.0	704.1	867.3
Share Price (f)	$15.82	$20.54	$25.12
Unaffected Share Price ($14.34) Premium	(9.3%)	(30.2%)	(42.9%)
9/25/12 Initial Offer ($17.18) Premium	8.6%	(16.3%)	(31.6%)
1/17/13 Offer ($17.50) Premium	10.6%	(14.8%)	(30.3%)
3/28/13 Offer ($18.20) Premium	15.1%	(11.4%)	(27.6%)
Potential Weiss Fam. Proposal for Disc. ($19.00) Premium	20.1%	(7.5%)	(24.4%)

(a) Based on Management guidance of segment performance provided on 6/24/13.
(b) International includes retail elimination.
(c) Implied multiple ranges based on subtotal enterprise value range and FY2013A EBITDA pre-unallocated overhead.
(d) NAGCD includes Cardstore financials.
(e) LTM as of 5/31/13 net debt of $196.3mm represents total debt of $260.3mm less cash of $64.0mm per Management on 6/25/13.
(f) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable as of 5/31/13 per Management guidance.

PETER J SOLOMON COMPANY 33

PRIVATE AND CONFIDENTIAL

DCF Summary

Updated 6/26/13 Management Treasury Model

Assumptions

Five year projection period (FY2014 includes Q2 through Q4 only)

Discounted to 5/31/13 (using mid-year convention)

Preliminary Q1 FY2014 (5/31/13) net debt of $196.3mm at 5/31/13, consisting of total debt of $260.3mm less cash of $64.0mm per Management on 6/25/13

Share Price (a)

Wtd. Avg. Cost of Capital $22.95 10.50% 11.50% 12.50% 3.0 x $18.58 $17.77 $17.00 3.5 x 20.78 19.88 19.03 Terminal Multiple 4.0 x 22.95 21.98 21.04

Illustrative Sensitivity to DCF (a) (b)

4-Year

Incremental Cumulative Incremental Annual Revenue Growth in FY15—FY18

EBIT Implied (5.00%) (2.50%) (1.25%) — 1.25% 2.50% 5.00%

Margin in (c) Cost Out (4.84%) (2.34%) (1.09%) 0.16% 1.41% 2.66% 5.16% Illustrative implied Revenue

(1.0%) ($80.9) $14.96 $16.21 $16.87 $17.56 $18.27 $19.01 $20.55 CAGR FY2014-FY2018 (0.5%) (40.4) 15.95 17.29 18.00 18.72 19.48 20.26 21.89

— — 16.94 18.36 19.11 19.88 20.68 21.50 23.23 0.5% 40.4 17.94 19.43 20.22 21.04 21.88 22.74 24.54 1.0% 80.9 18.92 20.50 21.33 22.18 23.06 23.96 25.82

(a) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable as of 5/31/13 per Management guidance. (b) Assumes 11.50% discount rate and 3.5x terminal multiple.

(c)	Versus baseline Adjusted EBIT margin for FY2015-FY2018.

PRIVATE AND CONFIDENTIAL

Discounted Cash Flow Analysis

(Amounts in Millions, Except Per Share Data) 05/31/13 10/14/13 08/31/14 08/31/15 08/30/16 08/30/17

Projected Fiscal Year

9mth. Stub

2014E 2015E 2016E 2017P 2018P Total Revenue $1,520.2 $2,014.5 $2,019.6 $2,024.9 $2,030.5

% Growth (0.1%) 0.3% 0.3% 0.3%

EBITDA 149.0 218.8 230.9 238.7 245.5

% of Total Revenue 9.8% 10.9% 11.4% 11.8% 12.1%

EBIT 106.1 158.7 165.1 173.0 180.7

% of Total Revenue 7.0% 7.9% 8.2% 8.5% 8.9%

Taxes @ 37.0% (39.2) (58.7) (61.1) (64.0) (66.8) Tax-Adjusted EBIT 66.8 100.0 104.0 109.0 113.8 Depreciation & Amortization 42.9 60.1 65.8 65.7 64.8 Capital Expenditures (60.9) (114.2) (149.8) (62.8) (46.0) Change in Net Working Capital 13.9 26.6 31.6 27.1 32.5 Free Cash Flow — $62.7 $72.5 $51.6 $139.0 $165.1

Terminal Value / EBITDA Multiple 3.0 x 3.5 x 4.0 x

Discount Rate 10.5% 11.5% 12.5% 10.5% 11.5% 12.5% 10.5% 11.5% 12.5% Present Value of Free Cash Flow $374.0 $365.3 $356.9 $374.0 $365.3 $356.9 $374.0 $365.3 $356.9 Present Value of Terminal Value 458.4 439.2 421.0 534.8 512.4 491.1 611.2 585.6 561.3 Total Enterprise Value $832.4 $804.5 $777.9 $908.8 $877.7 $848.1 $985.2 $950.9 $918.2 Less: Net Debt (a) (196.3) (196.3) (196.3) (196.3) (196.3) (196.3) (196.3) (196.3) (196.3) Total Equity Value 636.1 608.2 581.6 712.5 681.4 651.8 788.9 754.6 721.9

Total Equity Value Per Share (b) $18.58 $17.77 $17.00 $20.78 $19.88 $19.03 $22.95 $21.98 $21.04

Source: Updated Management Treasury Model dated 6/26/13. Note: Values discounted to 5/31/13 (using mid-year convention).

(a) Net debt of $196.3mm represents total debt of $260.3mm less cash of $64.0mm as of 5/31/13 per Management on 6/25/13. Represents FY2014 Q1 (5/31/13) end cash and debt balances per Management on 6/25/13.

(b) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable as of 5/31/13 per Management guidance.

PRIVATE AND CONFIDENTIAL

Future Stock Price Analysis Based on Illustrative Levered Recap

- Assumes a $8.00 dividend is paid on 5/31/13[(a)], using incremental borrowing of $265 million, resulting in 2.4x Debt / LTM EBITDA
- At 2.7x total debt / LTM EBITDA leverage, the Company would be able to effect a $10 per share dividend
- Assumes no make-whole payment on existing 7.375% Senior Notes[(b)]
- Assumes suspension of regular $0.15 / quarter dividend

(Amounts in Millions, Except Per Share Data)

	Fiscal Year					
	LTM	2014E	2015E	2016E	2017E	2018E
EBITDA (c)	$216.9	$221.5	$218.8	$230.9	$238.7	$245.5
% Growth		*4.4%*	*(1.2%)*	*5.5%*	*3.4%*	*2.8%*
Net Debt	460.3	475.5	423.6	391.1	268.4	116.0
Total Debt / EBITDA	2.4 x	2.4 x	2.2 x	2.0 x	1.4 x	1.1 x

	Adj. EBITDA Multiple	Stock Price at End of Fiscal Year					
		LTM	2014E	2015E	2016E	2017E	2018E
Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples:	3.25 x	$7.38	$7.42	$8.59	$10.58	$14.72	$19.51
	3.50	9.01	9.10	10.23	12.28	16.46	21.26
	3.75	10.65	10.78	11.86	13.98	18.19	23.02
	4.00	12.28	12.46	13.50	15.68	19.92	24.77
	4.25	13.92	14.14	15.13	17.38	21.65	26.53
	4.50	15.55	15.81	16.77	19.08	23.38	28.28
	4.75	17.19	17.49	18.40	20.77	25.11	30.04

		Present Value at May 31, 2013					
Present Value of Stock Price Assuming 13.5% Cost of Equity:	3.25 x	$7.38	$6.75	$6.89	$7.47	$9.16	$10.69
	3.50	9.01	8.27	8.20	8.67	10.24	11.65
	3.75	10.65	9.80	9.51	9.87	11.31	12.62
	4.00	12.28	11.33	10.82	11.07	12.39	13.58
	4.25	13.92	12.86	12.13	12.27	13.47	14.54
	4.50	15.55	14.39	13.44	13.47	14.55	15.50
	4.75	17.19	15.91	14.75	14.67	15.62	16.47

		Present Value at May 31, 2013					
Total Shareholder Value Including Present Value of Stock Price and $8.00 Dividend, Assuming 13.5% Cost of Equity:	3.25 x	$15.34	$14.71	$14.85	$15.43	$17.12	$18.65
	3.50	16.97	16.24	16.16	16.63	18.20	19.62
	3.75	18.61	17.76	17.47	17.83	19.28	20.58
	4.00	20.25	19.29	18.78	19.03	20.35	21.54
	4.25	21.88	20.82	20.09	20.23	21.43	22.50
	4.50	23.52	22.35	21.40	21.43	22.51	23.47
	4.75	25.15	23.88	22.71	22.63	23.59	24.43

Source: Share count for LTM based on diluted shares outstanding as of 5/31/13 per Management; FY14-FY18 based on diluted shares outstanding from Updated Management Treasury Model dated 6/23/13.
(a) Assumes $265mm of incremental leverage using Term Loan B at L + 450bps with 125bps floor (2.4x Total Debt / LTM EBITDA).
(b) Does not factor in potential consent fees or changes to interest rate.
(c) Source: LTM EBITDA as of 5/31/13 per Management on 6/25/13, with certain adjustments, including normalizing for 365-day period, based on Management guidance. FY2014-FY2018 per Updated Management Treasury Model dated 6/26/13, with certain adjustments to FY2014E EBITDA based on Management guidance.

PETER J SOLOMON COMPANY 36

PRIVATE AND CONFIDENTIAL

Pro Forma Effect of Special Dividend

(Amounts in Millions, Except Per Share Data)

Special

Dividend Total $ Pro Forma EV / Adj. LTM EBITDA Multiple (a)

Per Share Distributed Debt / EBITDA 3.25 x 3.50 x 3.75 x 4.00 x 4.25 x 4.50 x 4.75 x $15.34 $16.97 $18.61 $20.25 $21.88 $23.52 $25.15 Proforma 5/31/13 Stock Price Plus Dividend $2.00 $66.3 1.5 x $442.3 $496.5 $550.8 $605.0 $659.2 $713.4 $767.7 Mkt Cap Post Dividend $13.34 $14.97 $16.61 $18.25 $19.88 $21.52 $23.15 Stock Price Post Dividend $4.00 132.6 1.8 x $376.0 $430.2 $484.4 $538.7 $592.9 $647.1 $701.3 $11.34 $12.97 $14.61 $16.25 $17.88 $19.52 $21.15 $6.00 199.0 2.1 x $309.7 $363.9 $418.1 $472.4 $526.6 $580.8 $635.0 $9.34 $10.97 $12.61 $14.25 $15.88 $17.52 $19.15 $8.00 265.3 2.4 x $243.4 $297.6 $351.8 $406.0 $460.3 $514.5 $568.7 $7.34 $8.97 $10.61 $12.25 $13.88 $15.52 $17.15 $10.00 331.6 2.7 x $177.0 $231.3 $285.5 $339.7 $393.9 $448.2 $502.4 $5.34 $6.97 $8.61 $10.25 $11.88 $13.52 $15.15

Source: Share count based on diluted shares outstanding as of 5/31/13 per Management guidance.

Note: Market capitalization calculated using the enterprise value based on LTM EBITDA of $216.9mm multiplied by the adjusted LTM EBITDA multiple, less net debt of $196.3mm as of 5/31/13, per Management on 6/25/13, less cash used to issue dividends.

(a) Source: LTM EBITDA as of 5/31/13 from Management, with certain adjustments, including normalizing for 365-day period, based on Management guidance.

PRIVATE AND CONFIDENTIAL

Appendix A. Supplemental Information

PRIVATE AND CONFIDENTIAL

Premium Paid Analysis

- Selected 100% cash transactions over the last 6 years with an enterprise value between $500M - $1B (a)

					Unaffected Premium to /		
Announced	Seller	Buyer	Deal Value	Enterprise Value	One-Day Prior	Five- Day Prior	One-Month Prior
Feb-11	Silverleaf Resorts, Inc.	Cerberus Capital Management LP	$102.6	$507.4	72%	84%	145%
Aug-08	SI International, Inc.	Serco Group PLC	425.5	512.8	40%	43%	53%
Oct-10	Actel Corp.	Microsemi Corp.	551.9	516.3	30%	29%	50%
May-11	Volcom, Inc.	PPR SA	598.4	517.0	24%	32%	45%
Mar-07	SafeNet, Inc.	SafeNet, Inc. /Private Group/	605.8	520.4	2%	4%	21%
Dec-10	Applied Signal Technology, Inc.	Raytheon Co.	525.4	520.9	9%	9%	15%
Apr-11	SMART Modular Technologies (WWH), Inc.	Silver Lake Group LLC	603.1	523.7	13%	16%	40%
Mar-13	Hot Topic, Inc.	Sycamore Partners Management LLC	570.6	526.8	30%	30%	25%
Dec-11	WCA Waste Corp.	Macquarie Group Ltd.	154.1	526.9	30%	31%	36%
Aug-07	Infocrossing, Inc.	Wipro Ltd.	416.2	530.1	5%	7%	11%
Dec-09	FGX International Holdings Ltd.	Essilor International SA	437.0	530.4	10%	24%	40%
Sep-09	GenTek, Inc.	American Securities LLC	386.7	538.9	41%	40%	41%
Jan-13	Lite-On IT Corp.	Lite-On Technology Corp.	591.6	547.0	24%	26%	31%
Jun-13	Mercator Ljubljana dd	Agrokor dd	320.1	554.7	28%	36%	4%
May-07	24/7 Real Media, Inc.	WPP Group PLC	603.6	556.0	4%	9%	39%
Mar-10	Bell Microproducts, Inc.	Avnet, Inc.	248.7	569.6	30%	33%	53%
Dec-07	Claymont Steel Holdings, Inc.	Evraz Group SA	412.8	575.3	7%	3%	15%
Jan-13	Zipcar, Inc.	Avis Budget Group, Inc.	500.6	580.0	49%	43%	76%
Sep-10	Internet Brands, Inc.	Hellman & Friedman LLC	617.9	580.6	47%	38%	29%
Apr-13	Power-One, Inc.	ABB Ltd.	775.4	581.2	57%	55%	48%
Jan-13	S&B Industrial Minerals SA	S&B Industrial Minerals SA /Private Group/	156.1	588.2	3%	0%	2%
Jan-13	Zipcar, Inc.	Avis Budget Group, Inc.	490.8	590.0	49%	43%	76%
Mar-13	Simcere Pharmaceutical Group	Simcere Pharmaceutical Group /Private Group/	328.8	590.4	20%	21%	27%
Jan-13	PCD Stores (Group) Ltd.	Beijing Wangfujing Dongan Group Co. Ltd.	394.1	593.3	6%	16%	32%
Jan-11	Pre-Paid Legal Services, Inc.	MidOcean Partners	651.0	601.3	10%	10%	6%
Dec-12	Intermec, Inc.	Honeywell International, Inc.	603.4	601.5	25%	31%	43%
Jun-09	Axsys Technologies, Inc.	General Dynamics Corp.	627.8	601.6	8%	9%	30%
Jun-10	SonicWALL, Inc.	Ontario Teachers' Pension Plan Board / Thoma Bravo	633.6	602.1	32%	29%	19%
Mar-07	Stratos Global Corp.	Communications Investment Partners Ltd.	276.9	604.3	21%	22%	48%
Nov-12	Teavana Holdings, Inc.	Starbucks Corp.	598.2	607.0	53%	48%	20%
Apr-12	X-Rite, Inc.	Danaher Corp.	477.9	617.4	39%	23%	21%
Jan-09	Interwoven, Inc.	Autonomy Corp. PLC	760.5	622.0	37%	25%	47%
May-12	Cost Plus, Inc.	Bed Bath & Beyond, Inc.	494.8	631.0	22%	16%	23%
Jul-11	Ameron International Corp.	National-Oilwell Varco, Inc.	770.9	633.6	28%	27%	31%
Oct-07	Oglebay Norton Co.	L.V.I. Holding NV	520.3	647.3	5%	8%	20%
Apr-07	Inter-Tel (Delaware), Inc.	Mitel Networks Corp.	699.1	664.2	7%	8%	10%
May-07	CT Communications, Inc.	Windstream Corp.	639.2	664.3	46%	48%	21%
Mar-07	Sunterra Corp.	Diamond Resorts LLC	322.3	667.2	7%	36%	33%
Mar-07	Eschelon Telecom, Inc.	Integra Telecom, Inc.	542.6	667.8	17%	20%	30%
Jun-11	Central Vermont Public Service Corp.	Gaz MTtro LP	472.3	668.7	2%	3%	54%
Mar-11	Rural/Metro Corp.	Warburg Pincus & Co.	437.8	674.1	37%	39%	10%
Jul-11	SFN Group, Inc.	Randstad Holding NV	686.4	682.5	53%	44%	52%
Jun-07	Color Kinetics, Inc.	Royal Philips Electronics NV	732.3	687.7	14%	25%	58%
Mar-08	BladeLogic, Inc.	BMC Software, Inc.	775.1	695.2	19%	26%	62%
May-12	Standard Microsystems Corp.	Microchip Technology, Inc.	856.6	709.5	41%	41%	46%
Jun-10	Argon ST, Inc.	The Boeing Co.	755.5	713.8	41%	34%	45%
Dec-12	Eloqua, Inc.	Oracle Corp.	809.8	724.4	31%	33%	15%
Oct-09	iPCS, Inc.	Sprint Nextel Corp.	402.6	730.5	34%	35%	43%

Source: Alacra.
(a) Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies.

PETER J SOLOMON COMPANY

39

PRIVATE AND CONFIDENTIAL

Premium Paid Analysis

- Selected 100% cash transactions over the last 6 years with an enterprise value between $500M - $1B (a)

					Unaffacted Premium to /		
Announced	Seller	Buyer	Deal Value	Enterprise Value	One-Day Prior	Five- Day Prior	One-Month Prior
May-12	Interline Brands, Inc.	Interline Brands, Inc. /Private Group/	$749.9	$734.1	42%	41%	23%
May-13	True Religion Apparel, Inc.	Soros Fund Management LLC	821.3	744.4	9%	14%	23%
Jul-09	SPSS, Inc.	International Business Machines Corp.	922.5	744.7	42%	47%	48%
Mar-12	Great Wolf Resorts, Inc.	Apollo Management LP	162.4	745.2	19%	19%	50%
Jul-08	EnergySouth, Inc.	Sempra Energy	498.9	747.8	23%	39%	19%
Jul-07	Keystone Automotive Industries, Inc.	LKQ Corp.	795.3	774.9	10%	14%	19%
Jan-13	MAP Pharmaceuticals, Inc.	Allergan, Inc.	889.2	775.0	60%	57%	62%
Jul-07	Option Care, Inc. (Illinois)	Walgreen Co.	677.2	780.0	27%	28%	35%
May-12	Charming Shoppes, Inc.	Ascena Retail Group, Inc.	859.1	783.7	25%	25%	27%
Aug-07	Gateway, Inc.	Acer, Inc.	709.4	783.8	57%	45%	12%
Jul-12	BrightPoint, Inc.	Ingram Micro, Inc.	622.5	787.4	66%	97%	78%
Apr-10	Protection One, Inc.	GTCR Golder Rauner LLC	394.2	802.1	13%	24%	48%
Jun-09	Wind River Systems, Inc.	Intel Corp.	884.3	809.7	44%	49%	65%
Dec-12	TNS, Inc.	SIRIS Capital Group LLC	513.2	828.5	44%	42%	45%
Mar-10	BWAY Holding Co.	Madison Dearborn Partners LLC	448.3	829.9	15%	15%	25%
May-07	Stride Rite Corp.	Payless ShoeSource, Inc.	753.3	831.9	35%	39%	35%
Aug-10	Superior Well Services, Inc.	Nabors Industries Ltd.	681.5	847.4	21%	14%	35%
May-13	Club MTditerranTe SA	Club MTditerranTe SA /Private Group 2/	587.3	873.3	28%	33%	40%
Nov-10	Art Technology Group, Inc.	Oracle Corp.	948.7	889.8	46%	37%	54%
May-13	Websense, Inc.	Vista Equity Partners LLC	907.0	894.3	29%	35%	65%
Feb-13	WSP Holdings Ltd.	HD Supply Holdings, Inc.	65.4	899.5	100%	100%	89%
Feb-13	Dyckerhoff AG	Buzzi Unicem SpA	25.0	905.4	18%	19%	22%
Aug-10	Cogent, Inc.	3M Co.	930.5	912.5	18%	20%	17%
Oct-12	Ceradyne, Inc.	3M Co.	860.6	916.5	43%	40%	44%
Aug-12	TPC Group, Inc.	First Reserve Corp. / SK Capital Management LLC	705.5	918.2	14%	12%	21%
Oct-07	United Industrial Corp.	Textron, Inc.	801.9	933.7	7%	6%	19%
Jul-12	Peet's Coffee & Tea, Inc.	Joh. A. Benckiser GmbH	967.7	935.3	29%	37%	22%
Apr-11	Epicor Software Corp.	Apax Partners LLP	801.9	945.3	11%	18%	20%
May-13	rue21, Inc.	Apax Partners LLP	698.5	954.3	23%	25%	36%
Apr-10	Palm, Inc.	Hewlett-Packard Co.	961.9	976.6	23%	17%	6%
Apr-13	Megane Top Co., Ltd.	Tomizawa KK (Shizuoka)	474.3	996.7	7%	6%	31%
Jun-13	Copeinca ASA	Pacific Andes International Holdings Ltd.	652.9	998.7	18%	14%	16%
			Mean		28%	29%	36%
			Median		25%	28%	33%

Source: Alacra.
(a) Excludes certain industry sectors including financial services, insurance, real estate and healthcare companies.

PETER J SOLOMON COMPANY 40

PRIVATE AND CONFIDENTIAL

WACC

Comparable Companies Assumptions

Current Net Debt/ Risk Free Rate of Return (e) 2.55% Levered Market Unlevered Market Risk Premium (f) 6.70% Name Beta (b) Equity (c) Beta (d) Size Premium (f) (g) 2.70% Care (a) 1.265 46.6% 0.971 Marginal Tax Rate (h) 35.00%

CSS Industries Inc. 1.051 — 1.051 Blyth, Inc. 1.532 — 1.532 Shutterfly, Inc. 1.100 — 1.100

1-800-Flowers.com Inc. 1.507 0.3% 1.504 CafePress Inc. 1.391 — 1.391 Iconix Brand Group, Inc. 1.411 56.0% 1.034 Cherokee Inc. 1.138 13.7% 1.045 Meredith Corporation 1.266 15.8% 1.148 Barnes & Noble, Inc. 0.949 — 0.949 hhgregg, Inc. 1.045 — 1.045 Best Buy Co., Inc. 1.165 8.4% 1.105 GameStop Corp. 0.994 — 0.994

Mean (Excluding Care (a)) 1.212 7.8% 1.158 Median (Excluding Care (a)) 1.152 0.0% 1.076

Care (a) Observed Weighted Average Cost of Capital (i)

Capital Structure Cost of Equity Cost of Debt Net Debt/ Net Debt/ Unlevered Levered Cost of Before After

Based on: Capital Equity Beta Beta (j) Equity (k) Tax Tax WACC Company Beta and Company D/E 31.8% 46.6% 0.971 1.265 13.7% 7.38% 4.79% 10.9% Median Beta of Comps and Company D/E 0.0% 0.0% 1.051 1.051 12.3% 7.37% 4.79% 12.3% Median Beta of Comps and D/E of Comps 0.0% 0.0% 1.076 1.076 12.5% 7.28% 4.73% 12.5%

Sensitivity to Capital Structure and Rates

Cost of Equity Weighted Average Cost of Capital Net Debt/ Net Debt/ Unlevered Levered Cost of Pre-Tax Cost of Debt

Capital Equity Beta (l) Beta (j) Equity (k) 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0%

0% 0.0% 1.076 1.076 12.5% 0% 12.5% 12.5% 12.5% 12.5% 12.5% 12.5% 12.5% 10% 11.1% 1.076 1.153 13.0% 10% 12.1% 12.1% 12.2% 12.3% 12.3% 12.4% 12.5% 20% 25.0% 1.076 1.250 13.6% Capital 20% 11.7% 11.8% 11.9% 12.1% 12.2% 12.3% 12.5% 30% 42.9% 1.076 1.375 14.5% / 30% 11.3% 11.5% 11.7% 11.9% 12.1% 12.3% 12.5% 40% 66.7% 1.076 1.542 15.6% Debt 40% 10.9% 11.2% 11.4% 11.7% 11.9% 12.2% 12.5% 50% 100.0% 1.076 1.775 17.1% 50% 10.5% 10.8% 11.2% 11.5% 11.8% 12.1% 12.5% 60% 150.0% 1.076 2.124 19.5% Net 60% 10.1% 10.5% 10.9% 11.3% 11.7% 12.1% 12.5% 70% 233.3% 1.076 2.707 23.4% 70% 9.7% 10.2% 10.7% 11.1% 11.6% 12.0% 12.5%

(a) Care’s financials and market data as of 9/25/12 (unaffected date). (g) Size premium of 2.70% for companies with market capitalizations between $254.6mm and $514.2mm. (b) Source: Bloomberg 5-year adjusted weekly beta as reported on 6/26/13. (h) Marginal U.S. Corporate Tax Rate.

(c) Assumes book value of debt approximates market value. (i) WACC = (Net Debt/Capital) * After-Tax Cost of Debt + (Equity/Capital) * Cost of Equity. (d) Unlevered Beta = Levered Beta / {1+(Net Debt/Market Equity)*(1-Tax Rate)}. (j) Relevered Beta = Unlevered Beta * {1+(Net Debt/Equity)*(1-Tax Rate)}.

(e) 10-year Treasury Note yield as of 6/26/13. (k) Cost of Equity = Risk Free Rate + (Relevered Beta * Market Risk Premium) + Size Premium. (f) Source: Ibbotson 2013 Yearbook. (l) Median Unlevered Beta of Comps.

PRIVATE AND CONFIDENTIAL

Select Public Company Analysis

(Amounts in Millions, Except for Per Share Amounts)

MARKET DATA	Closing	Premium (Discount)					Enterprise Value as a Multiple of:						P/E Multiple:	
	Price on	to 52 Week		Equity	Enterprise	LTM	LTM			CY2013			LTM	CY2013
Selected Companies	6/27/13	High	Low	Value	Value (f)	Revenue	Revenue	EBIT	EBITDA	Revenue (g)	EBIT (g)	EBITDA (g)	EPS	EPS (g)
Care - Unaffected (a)	$14.34	(26.5) %	14.7 %	$500.6	$719.0	$1,708.2	42.1 %	4.9 x	3.7 x	37.2 %	4.8 x	3.4 x	NA	5.6 x
Care - 3/28/13 Final Offer (b)	16.10	(7.4)	27.2	549.9	750.2	1,750.0	42.9	5.7	4.2	38.8	5.0	3.6	NA	6.2
Care - Current (c)	18.19	(1.6)	43.7	621.3	821.6	1,868.7	44.0	5.0	3.9	42.5	4.9	3.7	NA	7.8
CSS Industries Inc.	24.57	(20.7)	36.0	235.1	148.0	364.2	40.6	5.0	4.0	NA	NA	NA	11.5 x	NA
Blyth, Inc.	13.78	(69.8)	3.3	220.6	320.1	1,142.4	28.0	3.9	3.4	NA	NA	NA	6.1	NA
Social Expression Median (d)		**(45.2) %**	**19.7 %**				**34.3 %**	**4.4 x**	**3.7 x**	**NA %**	**NA x**	**NA x**	**8.8 x**	NA
Social Expression Mean (d)		**(45.2)**	**19.7**				**34.3**	**4.4**	**3.7**	**NA**	**NA**	**NA**	**8.8**	NA
Quad/Graphics, Inc.	24.15	(1.7) %	84.5 %	1,167.9	2,648.6	4,233.9	62.6 %	12.6 x	4.8 x	53.6 %	11.1 x	4.5 x	19.6 x	12.1 x
R.R. Donnelley & Sons Company	14.07	--	64.0	2,558.7	5,802.9	10,235.5	56.7	7.9	4.8	56.8	8.4	5.1	8.0	8.7
Scholastic Corporation	28.86	(16.0)	11.8	920.5	878.6	1,968.8	44.6	7.0	4.4	47.6	6.8	5.4	12.3	15.1
Print Media Median (d)		**(1.7) %**	**64.0 %**				**56.7 %**	**7.9 x**	**4.8 x**	**53.6 %**	**8.4 x**	**5.1 x**	**12.3 x**	**12.1 x**
Print Media Mean (d)		**(5.9)**	**53.4**				**54.6**	**9.1**	**4.7**	**52.7**	**8.8**	**5.0**	**13.3**	**12.0**
Solocal Group SA	2.04	(45.5) %	22.4 %	566.3	2,719.6	1,385.5	196.3 %	5.2 x	4.7 x	203.1 %	5.5 x	5.0 x	2.9 x	3.0 x
Eniro AB	2.75	(5.9)	152.2	278.6	701.0	583.1	120.2	7.4	4.6	125.5	5.9	4.9	4.8	3.9
Yellow Media Limited	10.40	(10.2)	89.6	349.3	957.4	1,022.4	93.6	2.2	2.0	107.4	3.0	2.6	0.7	NA
Directories Median (d)		**(10.2) %**	**89.6 %**				**120.2 %**	**5.2 x**	**4.6 x**	**125.5 %**	**5.5 x**	**4.9 x**	**2.9 x**	**3.4 x**
Directories Mean (d)		**(20.5)**	**88.1**				**136.7**	**4.9**	**3.8**	**145.3**	**4.8**	**4.2**	**2.8**	**3.4**
Shutterfly, Inc.	56.03	-- %	120.7 %	2,206.0	2,041.5	666.0	306.5 %	49.3 x	15.0 x	264.9 %	NM x	14.1 x	NM x	NM
1-800-Flowers.com Inc.	5.77	(11.9)	99.7	370.8	371.8	746.1	49.8	14.3	7.5	47.7	12.8	7.7	19.1	24.0 x
CafePress Inc.	6.25	(58.0)	27.3	107.0	67.3	230.4	29.2	NM	4.6	26.3	14.0	4.9	NM	34.7
Selected E-Commerce Median (d)		**(11.9) %**	**99.7 %**				**49.8 %**	**31.8 x**	**7.5 x**	**47.7 %**	**13.4 x**	**7.7 x**	**19.1 x**	**29.4 x**
Selected E-Commerce Mean (d)		**(23.3)**	**82.5**				**128.5**	**31.8**	**9.0**	**113.0**	**13.4**	**8.9**	**19.1**	**29.4**
Iconix Brand Group, Inc.	29.28	(4.1) %	78.5 %	1,703.2	2,742.7	370.4	740.4 %	12.2 x	11.8 x	634.9 %	10.6 x	10.0 x	16.2 x	13.6 x
Meredith Corporation	47.07	--	58.6	2,146.6	2,477.1	1,458.9	169.8	11.3	9.3	170.3	12.4	10.1	16.7	18.1
Cherokee Inc.	12.87	(15.1)	2.1	108.1	122.9	27.1	453.5	10.8	9.3	NA	NA	NA	15.4	13.1
Licensing Median (d)		**(4.1) %**	**58.6 %**				**453.5 %**	**11.3 x**	**9.3 x**	**402.6 %**	**11.5 x**	**10.0 x**	**16.2 x**	**13.6 x**
Licensing Mean (d)		**(6.4)**	**46.4**				**454.6**	**11.4**	**10.1**	**402.6**	**11.5**	**10.0**	**16.1**	**15.0**
GameStop Corp.	40.38	(1.4)	156.7	4,854.4	4,608.7	8,749.8	52.7	7.5	5.9	50.2	7.0	5.6	32.0	10.9
hhgregg, Inc.	14.99	(14.5)	152.4	500.1	451.6	2,474.8	18.2	10.2 x	5.3	17.8	9.8 x	5.2	20.1 x	17.8 x
Best Buy Co., Inc.	27.28	(2.8)	141.6	9,271.0	10,681.0	48,628.0	22.0	8.3	4.9	25.0	8.5	5.0	12.6	12.5
Barnes & Noble ex. Nook (e)	16.46	(29.4) %	45.7 %	972.5	1,464.2	6,062.8	24.2 %	5.7	3.0 x	24.8 %	6.0	3.1 x	3.2	NM
Selected Low-Growth Retail Median (d)		**(8.6) %**	**147.0 %**				**23.1 %**	**7.9 x**	**5.1 x**	**24.9 %**	**7.7 x**	**5.1 x**	**16.4 x**	**12.5 x**
Selected Low-Growth Retail Mean (d)		**(12.0)**	**124.1**				**29.3**	**7.9**	**4.8**	**29.4**	**7.8**	**4.7**	**17.0**	**13.8**

Note: All operating data has been adjusted to exclude unusual and extraordinary items. LTM and Calendar Year 2013 (CY13) EBITDA for Selected E-Commerce companies excludes stock-based compensation expense as guided by Wall Street research and public filings.

Note: For purposes of comparability, Care's CY13E financials (fiscal year ended 2/28/14) are treated as CY13 (calendar year ending December 31, 2013).

(a) Care – Unaffected assumes Care's share price of $14.34 as of 9/25/12 and net debt as of 8/24/12 of $218.4mm. Pre-Initial Offer LTM EBITDA of $192.4mm as of 8/24/12 based on public filings and with certain adjustments based on Management guidance. FY2014E EBITDA of $208.5mm based on 6/26/13 Updated Management Treasury Model, with certain adjustments based on Management guidance. Diluted share count as of 7/2/12.

(b) Care – Prior to 4/1/13 assumes Care's share price of $16.10 as of 3/28/13 and net debt of $200.3mm for as of 2/28/13. LTM EBITDA of $178.4mm as of 11/23/12 based on public filings and with certain adjustments based on Management guidance. FY2014E EBITDA of $208.5mm based on 6/26/13 Updated Management Treasury Model, with certain adjustments based on Management guidance. Assumes diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(c) Care – Current assumes Care's share price of $18.19 as of 6/26/13 and net debt of $196.9mm for as of 5/31/13 per Management. LTM EBITDA of $212.3mm as of 2/28/13 based on public filings and with certain adjustments based on Management guidance. FY2014E EBITDA of $208.5mm based on 6/26/13 Updated Management Treasury Model, with certain adjustments based on Management guidance. Assumes diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable as of 5/31/13 per Management guidance.

(d) Excludes Care.

(e) Barnes & Noble represents retail and college bookstore segments only; loses associated with Nook excluded from EBITDA.

(f) Enterprise value represents equity value plus book values of total debt, including preferred stock and minority interest less cash. Care – Unaffected enterprise value assumes net debt of $218.4 as of 8/24/12.

(g) Source of projected EPS, EBIT, EBITDA and Revenue: ThomsonReuter's median estimate of Wall Street analysts as of 6/26/13. Care – Unaffected EPS based on EPS based on research estimates as of 6/29/12.

PETER J SOLOMON COMPANY 42